                                                           Exhibit 2.1


======================================================================



                   AGREEMENT AND PLAN OF MERGER

                              between

                MERCANTILE BANCORPORATION INC. and

                          AMERIBANC, INC.

                            as Buyers,

                                and

                    SOUTHWEST BANCSHARES, INC.

                             as Seller



                  ------------------------------

                      Dated January 27, 1995



======================================================================

                         TABLE OF CONTENTS                     Page
ARTICLE I     THE MERGER . . . . . . . . . . . . . . . . . . . .  2

     1.01.    The Merger . . . . . . . . . . . . . . . . . . . .  2
     1.02.    Closing. . . . . . . . . . . . . . . . . . . . . .  2
     1.03.    Effective Time . . . . . . . . . . . . . . . . . .  2
     1.04.    Additional Actions . . . . . . . . . . . . . . . .  3
     1.05.    Articles of Incorporation and Bylaws . . . . . . .  3
     1.06.    Boards of Directors and Officers . . . . . . . . .  3
     1.07.    Conversion of Securities . . . . . . . . . . . . .  4
     1.08.    Exchange Procedures. . . . . . . . . . . . . . . .  5
     1.09.    Dissenting Shares. . . . . . . . . . . . . . . . .  7
     1.10.    No Fractional Shares . . . . . . . . . . . . . . .  8
     1.11.    Closing of Stock Transfer Books. . . . . . . . . .  8
     1.12.    Anti-Dilution Adjustments. . . . . . . . . . . . .  8
     1.13.    Reservation of Right to Revise Transaction . . . .  9

ARTICLE II    REPRESENTATIONS, WARRANTIES AND COVENANTS OF
              SELLER . . . . . . . . . . . . . . . . . . . . . . 10

     2.01.    Organization and Authority . . . . . . . . . . . . 10
     2.02.    Subsidiaries . . . . . . . . . . . . . . . . . . . 10
     2.03.    Capitalization . . . . . . . . . . . . . . . . . . 12
     2.04.    Authorization. . . . . . . . . . . . . . . . . . . 13
     2.05.    Seller Financial Statements. . . . . . . . . . . . 15
     2.06.    Seller Reports . . . . . . . . . . . . . . . . . . 16
     2.07.    Title to and Condition of Assets . . . . . . . . . 17
     2.08.    Real Property. . . . . . . . . . . . . . . . . . . 18
     2.09.    Taxes. . . . . . . . . . . . . . . . . . . . . . . 20
     2.10.    Material Adverse Change. . . . . . . . . . . . . . 21
     2.11.    Loans, Commitments and Contracts . . . . . . . . . 21
     2.12.    Absence of Defaults. . . . . . . . . . . . . . . . 27
     2.13.    Litigation and Other Proceedings . . . . . . . . . 27
     2.14.    Directors' and Officers' Insurance . . . . . . . . 28
     2.15.    Compliance with Laws . . . . . . . . . . . . . . . 28
     2.16.    Labor. . . . . . . . . . . . . . . . . . . . . . . 32
     2.17.    Material Interests of Certain Persons. . . . . . . 33
     2.18.    Allowance for Loan and Lease Losses; Non-
              Performing Assets. . . . . . . . . . . . . . . . . 33
     2.19.    Employee Benefit Plans . . . . . . . . . . . . . . 34
     2.20.    Conduct of Seller to Date. . . . . . . . . . . . . 37
     2.21.    Absence of Undisclosed Liabilities . . . . . . . . 39
     2.22.    Proxy Statement, etc.. . . . . . . . . . . . . . . 40
     2.23.    Registration Obligations . . . . . . . . . . . . . 41
     2.24.    Tax and Regulatory Matters . . . . . . . . . . . . 41
     2.25.    Brokers and Finders. . . . . . . . . . . . . . . . 41
     2.26.    Interest Rate Risk Management Instruments. . . . . 42
     2.27.    Accuracy of Information. . . . . . . . . . . . . . 42


                                                               Page
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ARTICLE III   REPRESENTATIONS, WARRANTIES AND COVENANTS OF
              BUYERS . . . . . . . . . . . . . . . . . . . . . . 42

     3.01.    Organization and Authority . . . . . . . . . . . . 42
     3.02.    Capitalization of Mercantile . . . . . . . . . . . 43
     3.03.    Authorization. . . . . . . . . . . . . . . . . . . 46
     3.04.    Mercantile Financial Statements. . . . . . . . . . 47
     3.05.    Mercantile Reports . . . . . . . . . . . . . . . . 48
     3.06.    Material Adverse Change. . . . . . . . . . . . . . 49
     3.07.    Legal Proceedings or Other Adverse Facts . . . . . 49
     3.08.    Registration Statement, etc. . . . . . . . . . . . 50
     3.09.    Brokers and Finders. . . . . . . . . . . . . . . . 50
     3.10.    Accuracy of Information. . . . . . . . . . . . . . 51

ARTICLE IV    CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE
              TIME . . . . . . . . . . . . . . . . . . . . . . . 51

     4.01.    Conduct of Businesses Prior to the Effective
              Time . . . . . . . . . . . . . . . . . . . . . . . 51
     4.02.    Forbearances of Seller . . . . . . . . . . . . . . 51
     4.03.    Forbearances of Buyers . . . . . . . . . . . . . . 56

ARTICLE V     ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . 57

     5.01.    Access and Information . . . . . . . . . . . . . . 57
     5.02.    Registration Statement; Regulatory Matters . . . . 59
     5.03.    Shareholder Approval . . . . . . . . . . . . . . . 60
     5.04.    Current Information. . . . . . . . . . . . . . . . 61
     5.05.    Agreements of Affiliates . . . . . . . . . . . . . 61
     5.06.    Expenses . . . . . . . . . . . . . . . . . . . . . 62
     5.07.    Miscellaneous Agreements and Consents. . . . . . . 62
     5.08.    Employee Agreements and Benefits . . . . . . . . . 63
     5.09.    Press Releases . . . . . . . . . . . . . . . . . . 64
     5.10.    State Takeover Statutes. . . . . . . . . . . . . . 64
     5.11.    Directors' and Officers' Indemnification . . . . . 64
     5.12.    Tax Opinion Certificates . . . . . . . . . . . . . 65
     5.13.    Best Efforts to Insure Pooling . . . . . . . . . . 65

ARTICLE VI    CONDITIONS . . . . . . . . . . . . . . . . . . . . 66

     6.01.    Conditions to Each Party's Obligation To Effect
              the Merger . . . . . . . . . . . . . . . . . . . . 66
     6.02.    Conditions to Obligations of Seller To Effect
              the Merger . . . . . . . . . . . . . . . . . . . . 67
     6.03.    Conditions to Obligations of Buyers To Effect
              the Merger . . . . . . . . . . . . . . . . . . . . 69

                                    - ii -
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
                                                               Page
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
ARTICLE VII   TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . 71

     7.01.    Termination. . . . . . . . . . . . . . . . . . . . 71
     7.02.    Effect of Termination. . . . . . . . . . . . . . . 72
     7.03.    Amendment. . . . . . . . . . . . . . . . . . . . . 73
     7.04.    Waiver . . . . . . . . . . . . . . . . . . . . . . 73

ARTICLE VIII  GENERAL PROVISIONS . . . . . . . . . . . . . . . . 74

     8.01.    Non-Survival of Representations, Warranties and
              Agreements . . . . . . . . . . . . . . . . . . . . 74
     8.02.    Indemnification. . . . . . . . . . . . . . . . . . 74
     8.03.    No Assignment; Successors and Assigns. . . . . . . 75
     8.04.    No Implied Waiver. . . . . . . . . . . . . . . . . 76
     8.05.    Headings . . . . . . . . . . . . . . . . . . . . . 76
     8.06.    Entire Agreement . . . . . . . . . . . . . . . . . 76
     8.07.    Counterparts . . . . . . . . . . . . . . . . . . . 76
     8.08.    Notices. . . . . . . . . . . . . . . . . . . . . . 77
     8.09.    Severability . . . . . . . . . . . . . . . . . . . 78
     8.10.    Governing Law. . . . . . . . . . . . . . . . . . . 78


Exhibit A     Form of Affiliate Agreement
Exhibit B     Officer/Director Tax Certificate
Exhibit C     Shareholder Tax Certificate
Exhibit D     Form of Opinion of Counsel at Mercantile
Exhibit E     Form of Opinion of Counsel of Seller

                   AGREEMENT AND PLAN OF MERGER
                   ----------------------------

          This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into on January 27, 1995 by and among MERCANTILE
BANCORPORATION INC., a Missouri corporation ("Mercantile"),
AMERIBANC, INC., a Missouri corporation ("Merger Sub" and, collectively with Mercantile, the "Buyers") and SOUTHWEST
BANCSHARES, INC., a Missouri corporation ("Seller").

                       W I T N E S S E T H:
                       - - - - - - - - - -

          WHEREAS, Merger Sub is a wholly owned subsidiary of Mercantile, and each of Mercantile and Merger Sub is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

          WHEREAS, Seller is registered as a bank holding company under the BHCA; and

          WHEREAS, the respective Boards of Directors of Seller and Merger Sub and the Executive Committee of the Board of Directors of Mercantile have approved the merger (the "Merger") of Seller with and into Merger Sub pursuant to the terms and subject to the conditions of this Agreement; and

          WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

          NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                             ARTICLE I
                             ---------

                            THE MERGER

          1.01.   The Merger.  (a)  Subject to the terms and
                  ----------
conditions of this Agreement, Seller shall be merged with and into Merger Sub in accordance with Chapter 351 of the Missouri Revised Statutes (the "Missouri Statute"), and the separate corporate existence of Seller shall cease. Merger Sub shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Missouri.

          1.02.   Closing.  The closing (the "Closing") of the
                  -------
Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.03) occurs (the
"Closing Date"), or at such other time, and at such place, as Buyers and Seller shall agree.

          1.03.   Effective Time.  The Merger shall become
                  --------------
effective (the "Effective Time") upon the issuance of the certifi-cate of merger by the Secretary of State of the State of Missouri. Unless otherwise mutually agreed in writing by Buyers and Seller, subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyers shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b) (the "Approval Date") and (ii) not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date.

          1.04.   Additional Actions.  If, at any time after the
                  ------------------
Effective Time, Buyers or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub or (b) otherwise carry out the purposes of this Agreement, Seller and Merger Sub and each of their respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.

          1.05.   Articles of Incorporation and Bylaws.  The
                  ------------------------------------
Articles of Incorporation and Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

          1.06.   Boards of Directors and Officers.  At the
                  --------------------------------
Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be directors and officers, respectively, of the Surviving Corporation following the Merger and such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and applicable law.

          1.07.   Conversion of Securities.  At the Effective Time,
                  ------------------------
by virtue of the Merger and without any action on the part of Buyers, Seller or the holder of any of the following securities:

                  (a) Each share of the common stock, $1.00 par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corpora-tion; and

                  (b) Each share of common stock, $10.00 par value, of Seller ("Seller Common Stock") issued and outstanding at the Effective Time (other than any shares held by Seller, Mercantile or any of their respective wholly owned subsidiaries (in each case other than in a fiduciary capacity or as a result of debts previously contracted), which shall be cancelled, and other than any Dissenting Shares (as defined in Section 1.09)), shall cease to be outstanding and shall be converted into and become the right to receive 18.7599 shares (the "Exchange Ratio") of common stock, $5.00 par value, of Mercantile and the associated "Rights" under the "Rights Agreement", as those terms are defined in Section
3.03 hereof ("Mercantile Common Stock"); provided, however, in no
                                         --------  -------
event shall the aggregate number of shares of Mercantile Common Stock issued in the Merger exceed 675,000. The Exchange Ratio was computed by aggregating the total number of shares of Seller Common Stock that were issued and outstanding on the date of this

Agreement with the total number of shares of Seller Common Stock that are reserved for issuance pursuant to options, warrants, scrip, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, Seller Common Stock.

          1.08.   Exchange Procedures.
                  -------------------
                  (a) At the Effective Time, holders of record of certificates formerly representing shares of Seller Common Stock (the "Certificates") shall be instructed to tender such Certificates to Buyers pursuant to a letter of transmittal that Mercantile shall deliver or cause to be delivered to such holders. Such letters of transmittal shall specify that risk of loss and title to Certificates shall pass only upon delivery of such Certificates to Buyers.

                  (b)     Subject to Section 1.11, after the
Effective Time, each previous holder of a Certificate that surrenders such Certificate to the Buyers will, upon acceptance thereof by Buyers, be entitled to a certificate or certificates representing the number of full shares of Mercantile Common Stock, into which the Certificate so surrendered shall have been converted pursuant to this Agreement and any distribution theretofore declared and not yet paid with respect to such shares of Mercantile Common Stock, without interest.

                  (c) Buyers shall accept Certificates upon compliance with such reasonable terms and conditions as Buyers may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Buyers may require.

                  (d) Each outstanding Certificate shall until duly surrendered to Buyers be deemed to evidence ownership of the consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

                  (e)     After the Effective Time, holders of
Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in this Agreement. After the Effective Time, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement. Buyers shall not be obligated to deliver the consideration to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive Mercantile Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Mercantile Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by an affiliate shall not be exchanged until Buyers have received a written agreement from such affiliate in the form attached as Exhibit A. No party to this Agreement nor any
            ---------
affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyers shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyers shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          1.09.   Dissenting Shares.
                  -----------------
                  (a) "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under Section 351.455 of the Missouri Statute. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of such law and Mercantile shall cause the Surviving Corporation to pay such consideration with funds provided by Mercantile.

                  (b) Each party hereto shall give the other prompt notice of any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments, served pursuant to the Missouri Statute received by such party and Seller shall give Mercantile the opportunity to participate in all negotiations and proceedings with respect to such demands. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Mercantile, which consent shall not be unreasonably withheld, settle or offer to settle any such demands.

          1.10.   No Fractional Shares.  Notwithstanding any other
                  --------------------
provision of this Agreement, neither certificates nor scrip for fractional shares of Mercantile Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Mercantile Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing stock price of Mercantile Common Stock on the NYSE Composite Tape as reported in The Wall Street Journal on the Closing Date. No such holder shall
- -----------------------
be entitled to dividends, voting rights or any other rights in respect of any fractional share.

          1.11.   Closing of Stock Transfer Books.  The stock
                  -------------------------------
transfer books of Seller shall be closed at the end of business on the Business Day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records prior to the closing of such record books, the shares of Mercantile Common Stock issuable with respect to such stock may be delivered to the transferee, if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

          1.12.   Anti-Dilution Adjustments.  If between the date
                  -------------------------
of this Agreement and the Effective Time a share of Mercantile

Common Stock shall be changed into a different number of shares of Mercantile Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then appropriate and proportion-ate adjustment or adjustments will be made to the Exchange Ratio such that each shareholder of Seller shall be entitled to receive such number of shares of Mercantile Common Stock or other securi-ties as such shareholder would have received pursuant to such reclassification, recapitalization, split-up, exchange of shares or readjustment or as a result of such stock dividend had the record date therefor been immediately following the Effective Time.

          1.13.   Reservation of Right to Revise Transaction.
                  ------------------------------------------
Buyers may at any time change the method of effecting the acquisition of Seller by Buyers (including without limitation the provisions of this Article I) if and to the extent Buyers deem such change to be desirable, including without limitation to provide for
(i) a merger of Merger Sub with and into Seller, in which Seller is the surviving corporation or (ii) a merger of Seller directly into Mercantile, in which Mercantile is the surviving corporation, provided, however, that no such change shall (A) alter or change
- --------  -------
the amount or kind of the consideration to be received by the shareholders of Seller in the Merger, (B) adversely affect the tax treatment to Seller shareholders as a result of receiving the Mercantile Common Stock in the Merger or (C) materially impede or delay receipt of any approvals, referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

                            ARTICLE II
                            ----------

        REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

          As an inducement to Buyers to enter into and perform their respective obligations under this Agreement, and notwith-standing any examination, inspection, audit or any other investiga-tion made by Buyers, Seller represents and warrants to and covenants with Buyers as follows:

          2.01.   Organization and Authority.  Seller is a
                  --------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA. True and complete copies of the Articles of Incorporation and Bylaws of Seller and of the Articles of Agreement and Bylaws of Southwest Bank ("Bank"), its wholly owned (except for directors' qualifying shares), Missouri-chartered bank, each as in effect on the date of this Agreement, have been provided to Buyers.

          2.02.   Subsidiaries.
                  ------------

                  (a)     Schedule 2.02 sets forth, a complete and
                          -------------
correct list of all of Seller's "Subsidiaries" (as defined in Rule

1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"); each a "Seller Subsidiary" and collectively the "Seller Subsidiaries"), all outstanding Equity Securities (as defined in Section 2.03) of each of which are owned directly or indirectly by Seller. Except as set forth on Schedule 2.02(a), all
                                              ----------------
of the outstanding shares of capital stock of the Seller Subsidiar-ies owned directly or indirectly by Seller are validly issued, fully paid and nonassessable and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation or bank duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business (collectively, the "Condition") of Seller and the Seller Subsidiaries, taken as a whole. Except as set forth on Schedule
                                                        --------
2.02(a), neither Seller nor any Seller Subsidiary owns
- -------
beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or organization or any interest in a partnership or joint venture of any kind.

                  (b) Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Missouri. The deposits of Bank are insured by the Federal
Deposit Insurance Corporation (the "FDIC") under the Federal
Deposit Insurance Act of 1950, as amended (the "FDI Act").

          2.03.   Capitalization.  The authorized capital stock of
                  --------------
Seller consists of 100,000 shares of Seller Common Stock, of which, as of December 31, 1994, 35,981 shares were issued and outstanding. Since December 31, 1994, no Equity Securities of Seller have been issued. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities. Except as set forth above, there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Seller. Seller has previously delivered a valid list of shareholders dated not earlier than the fifth business day prior to the date of this Agreement.

          2.04.   Authorization.
                  -------------
                  (a)     Seller has the corporate power and
authority to enter into this Agreement and, subject to the approval of this Agreement by the shareholders of Seller and Regulatory Authorities (as defined in Section 2.06), to carry out its obligations hereunder. The only shareholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of at least two-thirds of the outstanding shares of Seller Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the Board of Directors of Seller. Subject to the approval of Seller's shareholders and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

                  (b)     Except as set forth in Schedule 2.04(b),
                                                 ----------------
neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of
(x) its articles of incorporation or articles of agreement, as the case may be, or bylaws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 2.04 violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole.

                  (c) Other than in connection or in compliance with the provisions of the Missouri Statute, the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, or any required approvals of the Federal Reserve Board and the Division of Finance or other governmental agencies or governing boards having regulatory authority over Seller or any Seller Subsidiary, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

          2.05.   Seller Financial Statements.
                  ---------------------------
                  (a)     Attached hereto as Schedule 2.05(a) are
                                             ----------------
copies of the following financial statements:

                          (i)   Audited, consolidated balance sheets
          of Seller as of December 31, 1993 and 1992, related consolidated statements of income, changes in shareholders' equity and cash flows for the three (3) years ended December 31, 1993, together with the notes thereto certified by Seller's independent auditors;

                          (ii)  Unaudited consolidated balance
          sheets of Seller as of September 30, 1994 and 1993 and related consolidated statements of income, changes in shareholders' equity and cash flows for the nine-month period ended September 30, 1994; and

                          (iii) The Consolidated Reports of
          Condition and Income of Bank as of and for the years ended December 31, 1993, 1992 and 1991, and as of and for the nine-month period ended September 30, 1994, as filed by Bank with the FDIC.

                  (b)     The financial statements document
referenced in Schedule 2.05(a) are referred to collectively as the
              ----------------
"Seller Financial Statements." The Seller Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") or, as to the financial statements referenced in subsection (a) (iii) above, regulatory accounting principles, consistently applied during the periods involved, and present fairly the consolidated financial positions of Seller, Bank and their respective Subsidiaries, as the case may be, at the dates thereof and the consolidated results of operations and cash flows of Seller, Bank and their respective Subsidiaries, as the case may be, for the periods stated therein.

                  (c) Seller Subsidiaries have each prepared, kept and maintained through the date hereof true, correct and complete financial and other books and records of their affairs which fairly reflect their respective financial conditions, results of operations, assets and operations.

          2.06.   Seller Reports.  Since January 1, 1991, each of
                  --------------
Seller and the Seller Subsidiaries has filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with any federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (such entities being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"), having jurisdiction over the affairs of it. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of each of their respective dates, the Seller Reports complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority. With respect to Seller Reports filed with the Regulatory Authorities, there is no unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examinations of, Seller or Bank.

          2.07.   Title to and Condition of Assets.
                  --------------------------------
                  (a) Except as may be reflected in the Seller Financial Statements and with the exception of all "Real Property" (which is the subject of Section 2.08 hereof), Seller or the Seller Subsidiaries has, and at the Closing Date will have, good and marketable title to its owned properties and assets, including, without limitation, those reflected in the Seller Financial Statements (except those disposed of since the date thereof), free and clear of any Lien, except for Liens for (i) taxes, assessments or other governmental charges not yet delinquent and (ii) as set forth or described in the Seller Financial Statements or any subsequent Seller financial statements delivered to Buyers prior to the Effective Time.

                  (b) No material properties or assets that are reflected as owned by Seller or the Seller Subsidiaries in the Seller Financial Statements as of September 30, 1994 have been sold, leased, transferred, assigned or otherwise disposed of since September 30, 1994, except in the ordinary course of business.

                  (c)     All furniture, fixtures, vehicles,
machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries, including any such items leased as a lessee, (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are in good working order and free of known defects, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such properties and assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

          2.08.   Real Property.
                  -------------
                  (a) The legal description of each parcel of real property owned by Seller or any of the Seller Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Seller or a Seller Subsidiary for disposition as required by law) is set forth in Schedule 2.08(a) under the heading "Owned Real
                     ----------------
Property" (such real property being herein referred to as the "Owned Real Property"). The legal description of each parcel of real property leased by Seller or any of the Seller Subsidiaries is also set forth in Schedule 2.08(a) under the heading "Leased Real
                  ----------------
Property" (such real property being herein referred to as the "Leased Real Property"). Collectively, the Owned Real Property and the Leased Real Property is herein referred to as the "Real Property."

                  (b)     There is no pending dispute involving
Seller or any of the Seller Subsidiaries as to the title of or the right to use any of the Real Property.

                  (c)     Neither Seller nor any of the Seller
Subsidiaries has any interest in any other real property except interests as a mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

                  (d) None of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line in any material respect and all such buildings, structures and improvements are in all material respects located and constructed in conformity with all applicable zoning ordinances and building codes.

                  (e)     None of the buildings, structures or
improvements located on the Owned Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Seller, threatened, with respect to any such building, structure or improvement. The Owned Real Property is in generally good condition, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

                  (f) Except as may be reflected in the Seller Financial Statements or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property, Seller and the Seller Subsidiaries have, and at the

Closing Date will have, good and marketable title to their respective Owned Real Properties.

          2.09.   Taxes.  Seller and each Seller Subsidiary have
                  -----
timely filed or will timely (including extensions) file all material tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and the Seller Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the most recent Seller Financial Statements for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements. To the best knowledge of Seller, neither Seller nor any Seller Subsidiary has any liability material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Seller or any of the Seller Subsidiaries which would not be covered by existing reserves. Neither Seller nor any of the Seller Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal and state income tax returns of Seller and the Seller Subsidiaries have not been audited by the

Internal Revenue Service (the "IRS") or the appropriate state tax authorities for any period beginning on or after January 1, 1984. There is no deficiency or refund litigation or, to the best of Seller's knowledge, matter in controversy with respect to Seller Returns. Neither Seller nor any of the Seller Subsidiaries has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

          2.10.   Material Adverse Change.  Since September 30,
                  -----------------------
1994, there has been no material adverse change in the Condition of Seller and the Seller Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations, GAAP or regulatory accounting principles, or interpretations thereof.

          2.11.   Loans, Commitments and Contracts.
                  --------------------------------
                  (a) Schedule 2.11(a) contains a complete and
                      ----------------
accurate listing as of the date hereof of all contracts entered into with respect to deposits of $250,000 or more, by account, and all loan agreements and commitments, notes, security agreements, repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements, and other documents relating to or involving extensions of credit and other commitments to extend credit by Seller or any of the Seller Subsidiaries with respect to any one entity or related group of entities in excess of $250,000 to which any of the foregoing is a party or by which it is bound, by account, and, where applicable, such other information as shall be necessary to identify any related group of entities.

                  (b) Except for the contracts and agreements required to be listed on Schedule 2.11(a) and the loans required to
                         ----------------
be listed on Schedule 2.11(f), as of the date hereof neither Seller
             ----------------
nor any of the Seller Subsidiaries is a party to or is bound by any:

                          (i)   agreement, contract, arrangement,
          understanding or commitment with any labor union;

                          (ii)  franchise or license agreement;

                          (iii) written employment, severance or
          termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

                          (iv)  any material agreement, arrangement
          or commitment (A) not made in the ordinary course of business, or (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute to any Seller Subsidiary other than pursuant to Seller Employee Plans (as that term is defined in Section 2.19 hereof) and agreements relating to joint ventures or partnerships set forth in Schedule
                                                         --------
          2.02, true and complete copies of which have been
          ----
          furnished to Buyers;

                          (v)   any agreement, indenture or other
          instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller Subsidiaries, such as deposits, Fed Funds borrowings and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $50,000;

                          (vi)  any contract containing covenants
          which limit the ability of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other that as may be required by law or any applicable Regulatory Authority);

                          (vii) any other contract or agreement
          which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K as promulgated by the SEC to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Seller Reports;

                          (viii)  any lease with annual rental
          payments aggregating $50,000 or more;

                          (ix)  loans or other obligations payable
          or owing to any officer, director or employee except (A) salaries, wages and directors' fees incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing at the Seller Subsidiaries in the ordinary course of business;

                          (x)   loans or debts payable or owing by
          any executive officer or director of Seller or any of the Seller Subsidiaries or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board, except as set forth in
          Schedule 2.11(b)(x);
          -------------------

                          (xi)  other agreement, contract, arrange-
          ment, understanding or commitment involving an obligation by Seller or any of the Seller Subsidiaries of more than $50,000 and extending beyond six months from the date hereof that cannot be cancelled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements, and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $250,000.

                  (c)     Seller and/or the Seller Subsidiaries
carry property, liability, products liability and other insurance coverage as set forth in Schedule 2.11(c) under the heading
"Insurance."             ----------------

                  (d) True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b) and (c) have been
                         -------------------------------
or shall be furnished or made available to Buyers.

                  (e) To the best knowledge of Seller, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b) and (c) is a
                         -------------------------------
valid, binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Seller or any of the Seller Subsidi-aries) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

                  (f)     Schedule 2.11(f) under the heading "Loans"
                          ----------------
contains a true, correct and complete listing, as of the date of this Agreement, by account, of (i) all loans in excess of $100,000 of the Seller or any of the Seller Subsidiaries which have been accelerated during the past twelve months; (ii) all loan commitments or lines of credit of Seller and any of the Seller Subsidiaries in excess of $100,000 which have been terminated by Seller or any of the Seller Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments in excess of $100,000 as to which Seller or any of the Seller Subsidiaries has given written notice of its intent to terminate during the past twelve months; (iv) with respect to all loans in excess of $100,000 all notification letters and other written communications from Seller or any of the Seller Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Seller or any of the Seller Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer, or other party which has notified Seller or any of the Seller Subsidiaries during the past twelve months of, or has asserted against Seller or any of the Seller Subsidiaries, in writing, any "lender liability" or similar claim, and, to the best knowledge of Seller, each borrower, customer or other party which has given Seller or any of the Seller Subsidiaries any oral notification of, or orally asserted against Seller or any of the Seller Subsidiaries, any such claim; (vi) all loans in excess of $100,000 (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (E) where a specific reserve allocation exists in connection therewith; and
(vii) all loans or debts payable or owing by any executive officer or director of Seller or any of the Seller Subsidiaries or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board.

          2.12.   Absence of Defaults.  Neither Seller nor any of
                  -------------------
the Seller Subsidiaries is in violation of its charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would consti-tute such a default, except, in all cases, where such default would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole.

          2.13.   Litigation and Other Proceedings.  Neither Seller
                  --------------------------------
nor any of the Seller Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of the Seller Subsidiaries or any of their respective officers or directors by any shareholder of Seller or any of the Seller Subsidiaries (or any former shareholder of Seller or any of the Seller Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws or any other applicable laws.

          2.14.   Directors' and Officers' Insurance.  Each of
                  ----------------------------------
Seller and the Seller Subsidiaries has taken or will take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. Set forth on Schedule
                                                         --------
2.14 is a list of all insurance policies maintained by or for the
- ----
benefit of Seller or its Subsidiaries as of the date hereof for their directors, officers, employees or agents.

          2.15.   Compliance with Laws.
                  --------------------
                  (a) To the best knowledge of Seller, Seller and each of the Seller Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authoriza-tions, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a material adverse effect on the Condition of Seller and the Seller Subsidi-aries, taken as a whole.

                  (b) (i) To the best knowledge of Seller, each of Seller and the Seller Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environ-mental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, except where such failure to comply would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole, and (ii) neither Seller nor any of the Seller Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity, except where such default would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. To the best knowledge of Seller, neither Seller nor any of the Seller Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being part of the investment portfolio of Seller or any of the Seller Subsidiaries) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof; and which, in each case, reasonably could be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Seller or any of the Seller Subsidiaries, including without limitation property under foreclosure, property held by Seller or any of the Seller Subsidiaries in its capacity as a trustee and property in which any venture capital or similar unit of Seller or any of the Seller Subsidiaries has an interest. No claim, action, suit or proceeding is pending against Seller or any of the Seller Subsidiaries relating to Property of Seller or any of the Seller Subsidiaries before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting
Seller or any of the Seller Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any of the Seller Subsidiaries which reasonably could be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole.

                  (c) Since December 31, 1991, neither Seller nor any of the Seller Subsidiaries has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Seller or any of the Seller Subsidiaries is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which reasonably could not be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, including without limitation such company's status as an insured depository institution under the FDI Act, (iii) requiring or threatening to require Seller or any of the Seller Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of the Seller Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

                  (d)     Neither Seller nor any of the Seller
Subsidiaries is required by Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

          2.16.   Labor.  No work stoppage involving Seller or any
                  -----
of the Seller Subsidiaries is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any of the Seller Subsid-iaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse affect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. None of the employees of Seller or the Seller Subsidiaries are represented by any labor union or any collective bargaining organization.

          2.17.   Material Interests of Certain Persons.  Except as
                  -------------------------------------
set forth on Schedule 2.17, no officer or director of Seller or any
             -------------
Subsidiary of Seller, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any of the Seller Subsidiaries, which in the case of Seller and each of the Seller Subsidiaries would be required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC if such entity had a class of securities registered under Section 12 of the Exchange Act.

          2.18.   Allowance for Loan and Lease Losses; Non-
                  -----------------------------------------
Performing Assets.
- -----------------
                  (a) All of the accounts, notes, and other receivables which are reflected in the Seller Financial Statements as of September 30, 1994 were acquired in the ordinary course of business and, to the best knowledge of Seller, as of September 30, 1994, were collectible in full in the ordinary course of business, except for possible loan and lease losses which are adequately provided for in the allowance for loan and lease losses in such Seller Financial Statements and the collection experience of Seller and the Seller Subsidiaries since September 30, 1994 to the date hereof has not been materially adverse to the credit and collection experience of the Seller and the Seller Subsidiaries, taken as a whole, in the nine months ended September 30, 1994.

                  (b) The allowances for loan losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and the Seller Subsidiaries, and the allowance for loan and lease losses shown on the consolidated condensed balance sheet of Seller and the Seller Subsidiaries as of September 30, 1994 were adequate in all material respects under the requirements of GAAP to provide for possible losses on loans and leases (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) as of the date of such balance sheet.

                  (c)     Schedule 2.18(c) sets forth as of the date
                          ----------------
of this Agreement all assets classified as real estate acquired through foreclosure, including in-substance foreclosed real estate ("Non-Performing Assets").

                  (d) The aggregate amount of all loans and leases described in Section 2.11(f)(vi) (regardless of dollar amount limitations contained in such Section) and all Non-Performing Assets pursuant to Section 2.18(c) do not exceed one percent (1%) of (i) the gross amounts of all loans and leases on the books of Seller and the Seller Subsidiaries, taken as a whole, plus (ii) the aggregate book value of all Non-Performing Assets.

          2.19.   Employee Benefit Plans.
                  ----------------------
                  (a)     Schedule 2.19(a) lists all pension,
                          ----------------
retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by Seller or any of the Seller Subsidiaries in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any of the Seller Subsidiaries (collectively, "Seller Employee Plans"). Seller has furnished Buyers with the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

                  (b)     To the best knowledge of Seller, all
Seller Employee Plans have been maintained and operated in all material respects in accordance with their terms and the require-ments of all applicable statutes, orders, rules and final regulations, including without limitation, to the extent applica-ble, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). All contributions required to be made to Seller Employee Plans have been made.

                  (c)     With respect to each of the Seller
Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and, to the knowledge of Seller, such determination letter may still be relied upon, and each related trust is exempt from taxation under
Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule
                                                  --------
2.19(a)), exceed the value of the assets of the Pension Plan
- -------
allocable to such vested or accrued benefits; (iii) there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or, to the best knowledge of Seller, the Seller or any of the Seller Subsidiaries, to any tax or penalty; (iv) no Pension Plan or any trust created thereunder has been terminated, nor to the best knowledge of Seller have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1987; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan" as that term is defined in
Section 3(37) of ERISA.

                  (d)     Neither Seller nor any of the Seller
Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

                  (e)     Neither Seller nor any of the Seller
Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections
414(b), (c), (m) or (o) of the Code.

                  (f) Neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any of the Seller Subsidiaries from any of such entities,
(ii) increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, the Seller Subsidiaries or Buyers to or with respect to any employee or former employee of Seller or any of the Seller Subsidiaries will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

          2.20.   Conduct of Seller to Date.  From and after
                  -------------------------
September 30, 1994 through the date of this Agreement, except as set forth in the Seller Financial Statements: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller or the Seller

Subsidiaries; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any of the Seller Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any of the Seller Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any of the Seller Subsidiaries has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and the Seller Subsidiaries, and (xi) neither Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business.

          2.21.   Absence of Undisclosed Liabilities.
                  ----------------------------------
                  (a) As of the date of this Agreement, neither Seller nor any of the Seller Subsidiaries has any debts, liabili-ties or obligations equal to or exceeding $10,000, individually or $25,000 in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which are required to be reflected in Seller's Financial Statements or the notes thereto in accordance with GAAP except:

                          (i)   liabilities and obligations
          reflected on the Seller Financial Statements;

                          (ii)  operating leases reflected on
          Schedule 2.11; and
          -------------

                          (iii)  debts, liabilities or obligations
          incurred since September 30, 1994 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits and none of which have a material adverse effect on the Condition of the Seller and the Seller Subsidiaries, taken as a whole.

                  (b)     Neither Seller nor any of the Seller
Subsidiaries was as of September 30, 1994 and since such date to the date hereof has become a party to, any contract or agreement which affected, affects or may reasonably be expected to affect, materially and adversely, the Condition of the Seller and the Seller Subsidiaries, taken as a whole.

          2.22.   Proxy Statement, etc.  None of the information
                  ---------------------
regarding Seller or any of the Seller Subsidiaries to be supplied by Seller for inclusion or included in (i) the Registration Statement on Form S-4 to be filed with the SEC by Mercantile for the purpose of registering the shares of Mercantile Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the Proxy Statement to be mailed to Seller's shareholders in connection with the meeting to be called to consider the Merger (the "Proxy Statement") or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communica-tion with respect to the solicitation of any proxy for such meeting. All documents which Seller or any of the Seller Subsid-iaries is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          2.23.   Registration Obligations.  Neither Seller nor any
                  ------------------------
of the Seller Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

          2.24.   Tax and Regulatory Matters.  Neither Seller nor
                  --------------------------
any of the Seller Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would
(i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or
(ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

          2.25.   Brokers and Finders.  Neither Seller nor any of
                  -------------------
the Seller Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          2.26.   Interest Rate Risk Management Instruments.
                  -----------------------------------------
Neither Seller nor any of the Seller Subsidiaries are parties to, nor are any of their properties or assets bound by, interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements.

          2.27.   Accuracy of Information.  The statements
                  -----------------------
contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

                            ARTICLE III
                            -----------

        REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYERS

          As an inducement to Seller to enter into and perform its obligations under this Agreement, and notwithstanding any examina-tion, inspection, audit or other investigation made by Seller, Buyers jointly and severally represent and warrant to and covenant with Seller as follows:

          3.01.   Organization and Authority.  Buyer and Merger Sub
                  --------------------------
are each corporations duly organized, validly existing and in good standing under the laws of the State of Missouri, are each qualified to do business and are each in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified would not have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole. Each of Mercantile and Merger Sub is registered as a bank holding company with the Federal Reserve Board under the BHCA. True and complete copies of the Articles of Incorporation and Bylaws of Mercantile and Merger Sub, each in effect on the date of this Agreement, have been provided to Seller.

          3.02.   Capitalization of Mercantile.  The authorized
                  ----------------------------
capital stock of Mercantile consists of (i) 100,000,000 shares of Mercantile Common Stock, of which, as of December 31, 1994, 43,207,524 shares were issued and outstanding and (ii) 5,000,000 shares of preferred stock, no par value ("Mercantile Preferred Stock"), issuable in series, of which none are issued or outstanding. Mercantile has designated 1,000,000 shares of Mercantile Preferred Stock as "Series A Junior Participating Preferred Stock" and has reserved such shares under a Rights Agreement dated May 23, 1988 (the "Mercantile Rights Agreement"), between Mercantile and Mercantile Bank of St. Louis National Association, as Rights Agent. As of January 3, 1995, Mercantile issued (less any fractional shares) (i) 970,000 shares of Mercantile Common Stock pursuant to the consummation of the acquisition of Wedge Bank pursuant to the Agreement and Plan of Reorganization dated as of July 6, 1994 between Mercantile,

Mercantile Bancorporation of Illinois Inc., Wedge Bank and The Wedge Holding Company and (ii) 1,731,142 shares of Mercantile Common Stock pursuant to the consummation of the acquisition of UNSL Financial Corp. ("UNSL") pursuant to the Agreement and Plan of Reorganization dated July 12, 1994 between Mercantile, Ameribanc, Inc. ("Ameribanc") and UNSL. As of December 31, 1994, Mercantile had reserved (i) 4,721,246 shares of Mercantile Common Stock for issuance under the Mercantile stock option and incentive plans;
(ii) 2,625,533 shares of Mercantile Common Stock for issuance upon the acquisition of Central Mortgage Bancshares, Inc. ("CMB") pursuant to the Amended and Restated Agreement and Plan of Reorganization dated November 1, 1994 by and between Mercantile, Ameribanc and CMB; (iii) 4,750,000 shares of Mercantile Common Stock for issuance upon the acquisition of TCBankshares, Inc. ("TCB") pursuant to the Agreement and Plan of Reorganization dated December 2, 1994 by and between Mercantile and TCB; (iv) 1,400,000 shares of Mercantile Common Stock for issuance upon the acquisition of Plains Spirit Financial Corporation ("Plains Spirit") pursuant to the Agreement and Plan of Merger dated December 23, 1994 by and between Mercantile, Mercantile Bancorporation Inc. of Iowa and Plains Spirit; and (v) 351,101 shares of Mercantile Common Stock for issuance upon conversion of Mercantile's 8% Subordinated Capital Convertible Notes due 1995 (the "Convertible Notes"). In connection with the TCB transaction, Mercantile authorized the issuance of 5,306 shares of Preferred Stock, Series B-1, no par value, and 9,500 shares of Preferred Stock, Series B-2, no par value, in addition to the Mercantile Common Stock as aforesaid.

From December 31, 1994 through the date of this Agreement, no Equity Securities of Mercantile have been issued excluding the number of shares disclosed in this Section 3.02 pursuant to the consummation of the Wedge Bank and UNSL acquisitions on January 3, 1995 and any shares of Mercantile Common Stock which may have been issued under the Mercantile stock option and incentive plans or upon conversion of the Convertible Notes.

                  Mercantile continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Equity Securities. In addition, prior to the Effective Time, Mercantile may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Mercantile will not take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the trans-actions contemplated by this Agreement. Except as set forth above, there are no other Equity Securities of Mercantile outstanding.
All of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Mercantile. At the Effective Time, the Mercantile Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive right of any shareholder of Mercantile.

          3.03.   Authorization.
                  -------------

                  (a) Mercantile and Merger Sub each have the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery and performance of this Agreement by Mercantile and Merger Sub and the consummation by Mercantile and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Mercantile and Merger Sub. Subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Mercantile and Merger Sub enforceable against each in accordance with its terms.

                  (b)     Neither the execution, delivery and
performance by Mercantile and Merger Sub of this Agreement, nor the consummation by Mercantile and Merger Sub of the transactions contemplated hereby, nor compliance by Mercantile and Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Mercantile or Merger Sub under any of the terms, conditions or provisions of (x) their respective Articles of Incorporation or Bylaws, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or Merger Sub is a party or by which they may be bound, or to which Mercantile or Merger Sub or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this
Section 3.03, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or Merger Sub or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole.

                  (c)     Other than in connection with or in
compliance with the provisions of the Missouri Statute, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authoriza-tions, approvals or exemptions required under the BHCA, the FDI Act or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile and Merger Sub of the transac-tions contemplated by this Agreement.

          3.04.   Mercantile Financial Statements.  The supple-
                  -------------------------------
mental consolidated and parent company only balance sheets of Mercantile and its Subsidiaries as of December 31, 1993, 1992 and

1991 and related supplemental consolidated and parent company only statements of income, changes in shareholders' equity and cash flows for each of the three years in the three-year period ended December 31, 1993, together with the notes thereto, audited by KPMG Peat Marwick LLP and included in Mercantile's current report on Form 8-K dated June 17, 1994 as filed with the SEC, and the unaudited consolidated balance sheets of Mercantile and its Subsidiaries as of September 30, 1994 and the related unaudited consolidated statements of income and cash flows for the periods ended September 30, 1994 and 1993 included in the quarterly report on Form 10-Q as filed with the SEC (collectively, the "Mercantile Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Mercantile and its Subsidiaries at the dates and the consolidated results of operations, changes in shareholders' equity and cash flows of Mercantile and its Subsidiaries for the periods stated therein and are derived from the books and records of Mercantile and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices. Neither Mercantile nor any of its Subsidiaries has any material contingent liabilities that are not described in the Mercantile Financial Statements.

          3.05.   Mercantile Reports.  Since January 1, 1991, each
                  ------------------
of Mercantile and its Subsidiaries has filed all reports, registra-tions and statements, together with any required amendments thereto, that it was required to file with any Regulatory
Authority.  All such reports and statements filed with any such

Regulatory Authority are collectively referred to herein as the "Mercantile Reports." As of its respective date, each Mercantile Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.06.   Material Adverse Change.  Since September 30,
                  -----------------------
1994, there has been no material adverse change in the Condition of Mercantile and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations, or interpretations thereto, or changes in economic conditions, including interest rates, applicable to depository institutions generally.

          3.07.   Legal Proceedings or Other Adverse Facts.  There
                  ----------------------------------------
is no legal action or other governmental proceeding or investiga-tion pending or, to the best knowledge of Buyers, threatened against Mercantile or any of its Subsidiaries that could prevent or adversely affect in a material manner or seeks to prohibit the consummation of the transactions contemplated herein, nor is Mercantile or any of its Subsidiaries subject to any order of a court or governmental authority having any such effect. To the best knowledge of Buyers, there is no other fact that could prevent or adversely affect the consummation of the transactions contem-plated herein.

          3.08.   Registration Statement, etc.  None of the
                  ----------------------------
information regarding Mercantile or any of its Subsidiaries to be supplied by Buyers for inclusion or included in (i) the Registra-tion Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Mercantile or Merger Sub are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          3.09.   Brokers and Finders.  Neither Mercantile, Merger
                  -------------------
Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for

Mercantile or Merger Sub in connection with this Agreement or the transactions contemplated hereby.

          3.10.   Accuracy of Information.  The statements
                  -----------------------
contained in this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyers pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.

                            ARTICLE IV
                            ----------

         CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

          4.01.   Conduct of Businesses Prior to the Effective
                  --------------------------------------------
Time.  During the period from the date of this Agreement to the
- ----
Effective Time, Seller shall, and shall cause each of the Seller Subsidiaries to, conduct their respective businesses according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Subsidiary to, use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

          4.02.   Forbearances of Seller.  Except as set forth in
                  ----------------------
Schedule 4.02 and except to the extent required by law, regulation
- -------------
or Regulatory Authority, or with the prior written consent of Buyers, during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to:

                  (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller
Subsidiaries to Seller or to another of the  Seller Subsidiaries);

                  (b)     enter into or amend any employment,
severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practice, (ii) as required by law or contract and (iii) such increases of which Seller notifies Buyers in writing and which Buyers do not disapprove within 10 days of the receipt of such notice;

                  (c) authorize, recommend, propose or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolida-tion or business combination (other than the Merger), any acquisi-tion of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

                  (d)     propose or adopt any amendments to its
articles of incorporation, association or other charter document or bylaws;

                  (e) issue, sell, grant, confer or award any of its Equity Securities or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

                  (f) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

                  (g)     (i)  without first consulting with
Mercantile, enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount in excess of $200,000 or in any amount which, when aggregated with any and all loans or credit commitments of Seller and its Subsidiaries to such person or entity, would be in excess of $200,000; (ii) without first obtaining the written consent of Mercantile, Lend to any person or entity in an amount in excess of $1,000,000 or in any amount which, or when aggregated with any and all loans or credit commitments of Seller and its Subsidiaries to such person or entity, would be in excess of $1,000,000; (iii) Lend to any person other than in accordance with lending policies as in effect on the date hereof, provided that in the case of clauses (i)
                           --------
and (iii) Seller or any of the Seller Subsidiaries may make any such loan in the event (A) Seller or any Seller Subsidiary has delivered to Buyers or their designated representative a notice of its intention to make such loan and such information as Buyers or their designated representative may reasonably require in respect thereof and (B) Buyers or their designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Buyers or their designated representative of the notice of intention and information as aforesaid; or (iv) Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of Seller or any of the Seller Subsidiaries (except those denoted "pass" thereon), in an amount in excess of $50,000; provided, however, that nothing in this paragraph shall
         --------  -------
prohibit Seller or any Seller Subsidiary from honoring any contractual obligation in existence on the date of this Agreement or, with respect to loans described in clause (i) above, making such loans after consulting with Buyers. Notwithstanding clause
(i) and clause (ii) of this Section 4.02(g), Seller shall be authorized, without first consulting with Buyers or obtaining Buyers' prior written consent, to increase the aggregate amount of the credit facilities theretofore established in favor of any person or entity (the "Pre-Existing Facilities"), provided that the aggregate amount of any and all such increases shall not be in excess of five percent (5%) of such Pre-Existing Facilities or $25,000, whichever is greater;

                  (h) directly or indirectly (including through its officers, directors, employees or other representatives)
(i) initiate, solicit or encourage any discussions, inquiries or proposals with any third party (other than Buyers) relating to the disposition of any significant portion of the business or assets of

Seller or any of the Seller Subsidiaries or the acquisition of Equity Securities of Seller or any of the Seller Subsidiaries or the merger of Seller or any of the Seller Subsidiaries with any person (other than Buyers) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or (ii) provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyers orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

                  (i) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent or impede the transactions contemplated hereby from qualifying as a reorganiza-tion within the meaning of Section 368 of the Code;

                  (j)     other than in the ordinary course of
business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

                  (k)     materially restructure or change its
investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions of greater than $500,000 for U.S. Treasury Securities and $250,000 for all other investment instruments;

                  (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in
Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; or

                  (m) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Seller or any of the Seller Subsidiaries, any Seller shareholder, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. 371c and 12 U.S.C. 371c-1, without first obtaining the prior written consent of Buyers, which consent shall not be unreasonably withheld. For purposes of this subsection (m), "control" shall have the meaning associated with that tern under 12 U.S.C. 371c.

          4.03.   Forbearances of Buyers.  During the period from
                  ----------------------
the date of this Agreement to the Closing Date, Buyers shall not, and shall not permit any of their respective subsidiaries to, without the prior written consent of Seller, agree in writing or otherwise engage in any activity, enter into any transaction or take or omit to take any other action:

                  (a) that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (ii) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; or

                  (b) which would make any of the representa-tions and warranties of Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                             ARTICLE V
                             ---------

                       ADDITIONAL AGREEMENTS

          5.01.   Access and Information.
                  ----------------------

                  (a) Buyers and Seller shall each afford to the other, and to the other's accountants, counsel and other represen-tatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each party shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries which is not otherwise public knowledge, (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the other party or any of its Subsidiaries to them and (C) use their respective best efforts to cause all of such party's confidential information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

                  (b) Buyers shall promptly following the date of this Agreement, commence its review of Seller and the Seller Subsidiaries and their respective operations, business affairs, prospects and financial condition, including, without limitation, those matters which are the subject of the Seller's representations and warranties (the "Due Diligence Review"). Buyers shall conclude such review by no later than twenty (20) business days after the date of this Agreement (the "Due Diligence Review Period"), but the pendency of such Due Diligence Review shall not delay Mercantile's obligation pursuant to Section 5.02 of this Agreement to file a Registration Statement with the SEC and all other necessary applications and filings with the appropriate Regulatory Authorities. Buyers shall advise Seller of any situation, event, circumstance or other matter which first comes to the attention of Buyers during the Due Diligence Review which could potentially result in the termination of this Agreement by Buyer pursuant to
Section 7.01(d) hereof, or, if applicable, of notice to Seller as promptly as possible of the absence of any perceived impediment to the consummation of the Merger. Notwithstanding anything herein-above contained or implied to the contrary, the Due Diligence Review shall not limit, restrict or preclude Buyers, at any time or from time to time thereafter, from conducting further such reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence prior to the Due Diligence Period of any event or condition which was not detected in the Due Diligence Review by Buyers and which constitutes a breach of any representa-tion, warranty or agreement of Seller under this Agreement.

          5.02.   Registration Statement; Regulatory Matters.
                  ------------------------------------------

                  (a) Mercantile shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy materials) with respect to the shares of Mercantile Common Stock to be issued in the Merger. Mercantile shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, use its best efforts to file as soon as is reasonably practicable an application for approval of the Merger with the Federal Reserve Board and shall use its best efforts to cause the Registration Statement to become effective. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares, and Seller and the Seller Subsidiaries shall furnish Mercantile all information concerning Seller and the Seller Subsidiaries and the shareholders thereof as Mercantile may reasonably request in connection with any such action.

                  (b) Seller and Buyers shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Mercantile, to consummate such other transactions by and among Mercantile's Subsidiaries and the Seller Subsidiaries concurrently with or following the Effective Time, provided that such actions do not (i) materially impede or
       --------
delay the receipt of any approval referred to in Section 6.01(b) or
(ii) the consummation of the transactions contemplated by this Agreement.

          5.03.   Shareholder Approval.  Seller shall call a
                  --------------------
meeting of its shareholders to be held as soon as practicable for the purpose of voting upon the Merger. In connection with such meetings, Mercantile shall prepare, subject to the review and consent of Seller, the Proxy Statement (which shall be part of the Registration Statement to be filed with the SEC by Mercantile) and mail the same to the shareholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's share-holders the matters to be voted upon at such meeting. The Board of Directors of Seller hereby does and will recommend this Agreement and the transactions contemplated hereby to shareholders of Seller and use its reasonable best efforts to obtain any vote of Seller's shareholders necessary for the approval and adoption of this Agreement.

          5.04.   Current Information.  During the period from the
                  -------------------
date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) an event which would cause any representation or warranty of such party or any Schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect,
(b) any material adverse change in its business, financial condition or results of operations, (c) the issuance or commence-ment of any governmental complaint, investigation or hearing (or any communication indicating that the same may be contemplated), or
(d) the institution or threat of material litigation involving such party, and shall keep the other party fully informed of such events.

          5.05.   Agreements of Affiliates.  Set forth as Schedule
                  ------------------------                --------
5.05 is a list (which includes individual and beneficial ownership)
- ----
of all persons whom Seller believes to be "affiliates" of Seller for purposes of Rule 145 under the Securities Act. Seller shall use its best efforts to cause each person who is identified as an

"affiliate" to deliver to Mercantile, as of the date hereof, or as soon as practicable hereafter, a written agreement in substantially the form set forth as Exhibit A to this Agreement providing that
                      ---------
each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of Mercantile Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and until such time as financial results covering at least thirty (30) days of combined operations or Mercantile and Seller shall have been published. Prior to the Effective Time, and via letter, Seller shall amend and supplement Schedule 5.05 and use its best efforts to cause each
           -------------
additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.05.

          5.06.   Expenses.  Each party hereto shall bear its own
                  --------
expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided, however, that
                                          --------  -------
Buyers shall pay all printing and mailing expenses and filing fees associated with the Registration Statement, the Proxy Statement and regulatory applications.

          5.07.   Miscellaneous Agreements and Consents.  Subject
                  -------------------------------------
to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regula-tions to consummate and make effective the transactions contem-plated by this Agreement as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyers, desirable for the consum-mation of the transactions contemplated by this Agreement.

          5.08.   Employee Agreements and Benefits.
                  --------------------------------

                  (a) Following the Effective Time, Buyers shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance and other compensation contracts set forth on Schedule 5.08 between Seller, any of the Seller
             -------------
Subsidiaries, and any current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Seller Employee Plans.

                  (b) The provisions of any plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Seller or any of the Seller Subsidiaries shall be deleted and terminated as of the Effective Time.

                  (c) Except as set forth in Section 5.08(b) hereof, the Seller Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of the Seller and the Seller Subsidiaries are integrated into Mercantile's employee benefit plans that are available to other employees of

Mercantile and its Subsidiaries, subject to the terms and condi-tions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Mercantile shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries in Mercantile's employee benefit plans available to other employees of Mercantile and its Subsidiaries as soon as practicable after the Effective Time, with (i) full credit for prior service with Seller or any of the Seller Subsidiaries for purposes of vesting and eligibility for participation (but not benefit accruals under any defined benefit plan), and co-payments and deductibles, and (ii) waiver of all waiting periods and pre-existing condition exclusions or penalties.

          5.09.   Press Releases.  Except as may be required by
                  --------------
law, Seller and Mercantile shall consult and agree with each other as to the form and substance of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

          5.10.   State Takeover Statutes.  Seller will take all
                  -----------------------
steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

          5.11.   Directors' and Officers' Indemnification.
                  ----------------------------------------
Mercantile agrees that the Merger shall not affect or diminish any of the duties and obligations of indemnification of the Seller or any of the Seller Subsidiaries existing as of the Effective Time in favor of employees, agents, directors or officers of Seller or any of the Seller Subsidiaries arising by virtue of its Articles of

Incorporation, Charter or Bylaws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. To the extent that Seller's existing directors' and officers' liability insurance policy would provide coverage for any action or omission occurring prior to the Effective Time, Seller agrees to give proper notice to the insurance carrier and to Mercantile of a potential claim thereunder so as to preserve Seller's rights to such insurance coverage. Mercantile represents that the directors' and officers' liability insurance policy maintained by it provides for coverage of "prior acts" for directors and officers of entities acquired by Mercantile including Seller and the Seller Subsidiaries on and after the Effective Time.

          5.12.   Tax Opinion Certificates.  Seller shall cause
                  ------------------------
such of its executive officers, directors and/or holders of one percent (1%) or more of the Seller Common Stock (including shares beneficially held) as may requested by Thompson & Mitchell to timely execute and deliver to Thompson & Mitchell certificates substantially in the form of Exhibit B or Exhibit C hereto, as the
                             ---------    ---------
case may be.

          5.13.   Best Efforts to Insure Pooling.  Each of Buyers
                  ------------------------------
and Seller undertakes and agrees to use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treat-ment.

                            ARTICLE VI
                            ----------

                            CONDITIONS

          6.01.   Conditions to Each Party's Obligation To Effect
                  -----------------------------------------------
the Merger.  The respective obligations of each party to effect the
- ----------
Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                  (a)     This Agreement shall have received the
requisite approval of shareholders of Seller at the meeting of shareholders called pursuant to Section 5.03 of this Agreement.

                  (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Regulatory Authorities, and all waiting periods after such approvals required by law or regulation have been satisfied.

                  (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                  (d) Neither Seller nor Buyers shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                  (e) Seller shall have received from Thompson & Mitchell an opinion (which opinion shall not have been withdrawn at or prior to the Effective Time) reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and to the effect that, as a result of the merger, except with respect to fractional share interests, holders of Seller Common Stock who receive Mercantile Common Stock in the Merger will not recognize gain or loss for federal income tax purposes, the basis of such Mercantile Common Stock will equal the basis of the Seller Common Stock for which it is exchanged and the holding period of such Mercantile Common Stock will include the holding period of the Seller Common Stock for which it is exchanged, assuming that such Seller Common Stock is a capital asset in the hands of the holder thereof at the Effective Time.

          6.02.   Conditions to Obligations of Seller To Effect the
                  -------------------------------------------------
Merger.  The obligations of Seller to effect the Merger shall be
- ------
subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                  (a)     Representations and Warranties.  The
                          ------------------------------
representations and warranties of Buyers set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a material adverse effect on the Condition of Mercantile and its Subsidiaries taken as a whole (for purposes hereof changes to laws and regulations, generally accepted or regulatory accounting principles, or interpretations thereof, or changes in economic conditions, including interest rates applicable to commercial banking institutions generally shall not be taken into account) and
(iii) for the effect of transactions contemplated by this Agreement) and Seller shall have received a certificate of the Vice Chairman of Mercantile, signing solely in his capacity as an officer of Mercantile, to that effect.

                  (b)     Performance of Obligations.  Buyers shall
                          --------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of the Vice Chairman of Mercantile, signing solely in his capacity as an officer of Mercantile, to that effect.

                  (c)     Permits, Authorizations, etc.  Buyers
                          ----------------------------
shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consum-mation of the Merger.

                  (d)     No Material Adverse Change.  Since the
                          --------------------------
date of this Agreement, there shall have been no material adverse change to the Condition of Mercantile and its Subsidiaries, taken as a whole, except as may have resulted from changes to laws and regulations, generally accepted or regulatory accounting principles, or interpretations thereof, or changes in economic conditions, including interest rates, applicable to commercial banking institutions generally.

                  (e)     Opinion of Counsel.  Mercantile shall have
                          ------------------
delivered to Seller an opinion of Mercantile's counsel dated as of the Closing Date or a mutually agreeable earlier date in substan-
tially the form set forth as Exhibit D to this Agreement.
                             ---------

          6.03.   Conditions to Obligations of Buyers To Effect the
                  -------------------------------------------------
Merger.  The obligations of Buyers to effect the Merger shall be
- ------
subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                  (a)     Representations and Warranties.  The
                          ------------------------------
representations and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specific date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a material adverse effect on the Condition of Seller and its Subsidiaries taken as a whole (for purposes hereof changes to laws and regulations, generally accepted or regulatory accounting principles, or interpretations thereof, or changes in economic conditions, including interest rates applicable to thrift institu-tions generally shall not be taken into account) and (iii) for the effect of transactions contemplated by this Agreement) and Buyers shall have received a certificate of the President and the Chief Financial Officer of Seller, acting solely in their capacities as officers of Seller, to that effect.

                  (b)     Performance of Obligations.  Seller shall
                          --------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyers shall have received a certificate of the President and the Chief Financial Officer of Seller acting solely in their capacities as officers of Seller, to that effect.

                  (c)     Permits, Authorizations, etc.  Seller
                          -----------------------------
shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consum-mation by it of the Merger.

                  (d)     No Material Adverse Change.  Since the
                          --------------------------
date of this Agreement, there shall have been no material adverse change to the Condition of Seller and the Seller Subsidiaries, taken as a whole, except as may have resulted from changes to laws and regulations, generally accepted or regulatory accounting principles, or interpretations thereof, or changes in economic conditions, including interest rates, applicable to thrift institutions generally.

                  (e)     Opinion of Counsel.  Seller shall have
                          ------------------
delivered to Buyers an opinion of Seller's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit E to this Agreement.
                      ---------

                  (f)     Opinion of KPMG Peat Marwick.  Buyer shall
                          ----------------------------
have received an opinion of KPMG Peat Marwick, satisfactory in form and substance to Mercantile, that the Merger will qualify for pooling-of-interests accounting treatment, which opinion shall not have been withdrawn at or prior to the Effective Time.

                            ARTICLE VII
                            -----------

                 TERMINATION, AMENDMENT AND WAIVER

          7.01.   Termination.  This Agreement may be terminated at
                  -----------
any time prior to the Effective Time, whether before or after approval by Seller shareholders:

                  (a)     by mutual consent by the Executive
Committee of the Board of Directors of Mercantile and by the respective Boards of Directors of Seller and Merger Sub;

                  (b) by the Executive Committee of the Board of Directors of Mercantile or the respective Boards of Directors of either Seller or Merger Sub at any time after January 27, 1996 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

                  (c) by the Executive Committee of the Board of Directors of Mercantile or the respective Boards of Directors of either Seller or Merger Sub if (i) the Federal Reserve Board or any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Merger and such denial has become final and nonappealable or (ii) the shareholders of Seller shall not have approved this Agreement at the meeting referred to in
Section 5.03;

                  (d) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Merger Sub in the event (i) any situation, event, circumstance or other matter shall come to the attention of Mercantile or Merger Sub during the course of the Due Diligence Review conducted pursuant to Section 5.01(b) hereof which Mercantile or Merger Sub shall, in a good faith exercise of its reasonable discretion, believe either (A) to be inconsistent in any material and adverse respect with any of the representations or warranties of Seller, (B) to be of such significance as to materially and adversely affect the Condition of Seller and the Seller Subsidiaries, taken as a whole, or (C) to deviate materially and adversely from Seller's financial statements for the nine months ended September 30, 1994, and (ii) Mercantile or Merger Sub notifies Seller of such matters within five (5) business days after the end of the Due Diligence Review Period and such matters are not capable of being cured or have not been cured within thirty (30) days after written notice thereof to Seller; or

                  (e) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Merger Sub, on the one hand, or by the Board of Directors of Seller, on the other hand, in the event of a breach by the other party to this Agreement of any representation, warranty or agreement contained herein, which breach is not cured within 30 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period.

          7.02.   Effect of Termination.  In the event of termin-
                  ---------------------
ation of this Agreement as provided in Section 7.01 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Buyers or Seller or their respective officers or directors except as set forth in the second sentence of

Section 5.01(a) and in Sections 5.06 and 8.02, and except that no termination of this Agreement pursuant to Section 7.01(e) shall relieve the breaching party of any liability to the non-breaching party hereto arising from the intentional, deliberate and willful non-performance of any covenant contained herein, after giving notice to such breaching party and an opportunity to cure as set forth in Section 7.01(e).

          7.03.   Amendment.  This Agreement and the Schedules
                  ---------
hereto may be amended by the parties hereto, by action taken by or on behalf of the Executive Committee of the Board of Directors of Mercantile and the respective Boards of Directors of Merger Sub or Seller, at any time before or after approval of this Agreement by the shareholders of Seller; provided, however, that after any such
                            --------  -------
approval by the shareholders of Seller no such modification shall
(a) alter or change the amount or kind of consideration to be received by holders of Seller Common Stock as provided in this Agreement or (b) adversely affect the tax treatment to Seller shareholders as a result of receiving the shares of Mercantile Common Stock in the Merger. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Buyers and Seller.

          7.04.   Waiver.  Any term, condition or provision of this
                  ------
Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                           ARTICLE VIII
                           ------------

                        GENERAL PROVISIONS

          8.01.   Non-Survival of Representations, Warranties and
                  -----------------------------------------------
Agreements.  No investigation by the parties hereto made heretofore
- ----------
or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Buyers and Seller or in any instrument delivered by Buyers or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 5.02(b), 5.07, 5.08 and
5.11 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01,
Section 5.06, Section 7.02 and Section 8.02 shall survive such termination.

          8.02.   Indemnification.  Buyers and Seller (hereinafter,
                  ---------------
in such capacity being referred to as the "Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (a) arise primarily out of any information furnished to the Indemnified Party by the Indemnifying Party or are based primarily upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement, or in any amendment thereof or supplement thereto, and provided for inclusion thereof by the Indemnifying Party or (b) arise primarily out of or are based primarily upon the omission or alleged omission by the Indemnifying Party to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          8.03.   No Assignment; Successors and Assigns.  This
                  -------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of the other party, and any purported transfer or assignment in violation of this Section 8.03 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof except for Sections 1.08,

5.08, 5.11 and 8.02, which may be enforced against Buyers or Seller by the parties therein identified.

          8.04.   No Implied Waiver.  No failure or delay on the
                  -----------------
part of either party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          8.05.   Headings.  Article, section, subsection and
                  --------
paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent or meaning of any provision hereof.

          8.06.   Entire Agreement.  This Agreement and the
                  ----------------
Exhibits, Appendices and Schedules hereto constitute the entire agreement between the parties with respect to the subject matter hereof, supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings with respect thereto. No waiver, and no modifi-cation or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by all parties thereto.

          8.07.   Counterparts.  This Agreement may be executed in
                  ------------
one or more counterparts, and any party to this Agreement may executed and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          8.08.   Notices. All notices and other communications
                  -------
hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)     if to Buyers:
                  Mercantile Bancorporation Inc.
                  Mercantile Tower
                  P.O. Box 524
                  St. Louis, Missouri  63166-0524
                  Attention:    Ralph W. Babb, Jr.
                                Vice Chairman
                  Telecopy:  (314) 425-8108

          Copies to:
                  Mercantile Bancorporation Inc.
                  Mercantile Tower
                  P.O. Box 524
                  St. Louis, Missouri  63166-0524
                  Attention:    Jon W. Bilstrom, Esq.
                                General Counsel and Secretary
                  Telecopy:  (314) 425-1386

          and
                  Thompson & Mitchell
                  One Mercantile Center
                  St. Louis, Missouri  63101
                  Attention:  Robert M. LaRose, Esq.
                  Telecopy:  (314) 342-1717

          (ii)    if to Seller:
                  Southwest Bancshares, Inc.
                  102 South Springfield Street
                  Bolivar, Missouri  65613
                  Attention:    Joe F. Rayl
                                Chairman
                  Telecopy:  (417) 326-2150

          Copies to:
                  Taylor, Stafford, Woody, Clithero & Fitzgerald
                  Tenth Floor - Plaza Towers
                  Glenstone at Sunshine
                  Springfield, Missouri  65804
                  Attention:    O.J. Taylor, Esq.
                  Telecopy:  (417) 887-8431




          8.09.   Severability.  Any term, provision, covenant or
                  ------------
restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

          8.10.   Governing Law. This Agreement shall be governed
                  -------------
by and controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Missouri.

          IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed and, by such signature, acknowledged by their respective officers thereunto duly authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first

                                    "BUYERS"



                                    MERCANTILE BANCORPORATION INC.



                                    By:  /s/ Ralph W. Babb, Jr.
                                       ---------------------------
                                        Ralph W. Babb, Jr.
                                        Vice Chairman



                                    AMERIBANC, INC.



                                    By:  /s/ Ralph W. Babb, Jr.
                                       ---------------------------
                                        Ralph W. Babb, Jr.
                                        Chairman



                                    "SELLER"

                                    SOUTHWEST BANCSHARES, INC.



                                    By:  /s/ Joe F. Rayl
                                       ---------------------------
                                        Joe F. Rayl
                                        Chairman, President and
                                        Chief Executive Officer

                             EXHIBIT A

            [Form of Southwest Affiliate's Undertaking]

                      ----------------, 1995


Mercantile Bancorporation Inc.
Mercantile Tower
P.O. Box 524
St. Louis, Missouri  63166-0524

Gentlemen:

          I have been advised that as of the date hereof I may be deemed an "affiliate" ("Affiliate") of Southwest Bancshares, Inc., a Missouri corporation ("Southwest"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger among Mercantile Bancorporation Inc., a Missouri corporation ("Mercantile"), Ameribanc, Inc., a Missouri corporation ("ABNK"), and Southwest (the "Merger Agreement"), Southwest will be merged with and into ABNK (the "Merger"), and as a result of the Merger, I will receive shares of common stock of Mercantile, $5.00 par value ("Mercantile Common Stock").

          In connection with the above transactions, I represent and warrant to Mercantile and agree that:

          A. I will not make any sale, transfer or other disposition of the shares of Mercantile Common Stock in violation of the Act or the Rules and Regulations.

          B. I have been advised that the offering, sale and delivery of the shares of Mercantile Common Stock to me pursuant to the Merger will be registered under the Act on a Registration

Statement on Form S-4. I have also been advised, however, that, since I may be deemed to be an Affiliate of Southwest at the time the Merger Agreement is submitted for a vote of the shareholders of Southwest, such shares of Mercantile Common Stock may be sold, transferred or otherwise disposed of by me only if (i) such shares of Mercantile Common Stock have been registered for distribution under the Act, (ii) a sale of the shares of Mercantile Common Stock is made in conformity with the volume and other limitations of Rule 145 or (iii) another exemption from registration under the Act is available with respect to any such proposed sale, transfer or other disposition of such shares of Mercantile Common Stock.

          C.   I have carefully read this letter and the Merger
Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the shares of Mercantile Common Stock, to the extent I felt necessary, with my counsel or counsel for Southwest.

          D. I understand that Mercantile is under no obligation to register the sale, transfer or other disposition of the shares of Mercantile Common Stock for sale, transfer or other disposition by me to make compliance with an exemption from registration available.

          E. Notwithstanding the other provisions hereof, I agree not to sell, pledge, transfer or otherwise dispose (other than by bona fide gift) of the shares of Mercantile Common Stock, or reduce my risk relative to the Mercantile Common Stock in any other way, from the date hereof until such time as financial results covering at least thirty (30) days of combined operations of the parties to the Merger have been published within the meaning of Section 201.01 of the Codification of Financial Reporting Policies of the Securities and Exchange Commission ("SEC"). I have not reduced my risk relative to the Mercantile Common Stock or the Southwest Common Stock from the date I became aware of the negotiation between Mercantile and Southwest with regard to the acquisition to date.

          F. I understand that stop transfer instructions will be given to the registrar of the certificates for the shares of Mercantile Common Stock and that there will be placed on the certificates for the shares of Mercantile Common Stock, or any substitutions therefore, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction (the acquisition of Southwest Bancshares, Inc.) to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or an exemption from registration under the Act is available, or pursuant to a registration statement under the Act. The shares represented by this certificate may not be sold or otherwise transferred prior to the publication by Mercantile Bancorporation Inc. of an earnings statement covering at least thirty (30) days of operations subsequent to [the effective date of the Merger]."

          G. I hereby agree that, for a period of two (2) years following the effective date of the Merger, I will obtain an agreement similar to this agreement from each transferee of the shares of Mercantile Common Stock sold or otherwise transferred by me, but only if such transfer is effected other than in a trans-action involving a registered public offering or as a sale pursuant to Rule 145.

          It is understood and agreed that this Agreement will terminate and be of no further force and effect and the legend set forth in Paragraph F above will be removed by delivery of substi-tute certificates without such legend, and the related transfer restrictions shall be lifted forthwith, if the period of time specified in Paragraph E of this Agreement has passed and (i) my shares of Mercantile Common Stock shall have been registered under the Act for sale, transfer or other disposition by me or on my behalf, (ii) I am not at the time an Affiliate of Mercantile and have held the shares of Mercantile Common Stock for at least two
(2) years (or such other period as may be prescribed by the Act and the Rules and Regulations) and Mercantile has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve (12) months, (iii) I am not and have not been for at least three (3) months an Affiliate of Mercantile and I have held the shares of Mercantile Common Stock for at least three (3) years, or (iv) Mercantile shall have received a letter from the staff of the SEC, or an opinion of Mercantile's General Counsel or other counsel acceptable to Mercantile, to the effect that the stock transfer restrictions and the legend are not required.

          By its acceptance hereof, Mercantile agrees, for a period of two years after the Merger, that it will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 144(c) under the Act are satisfied and the resale provisions of paragraphs (d)(1) and (2) are therefore available to me in the event I desire to transfer shares of Mercantile Common Stock issued to me in the Merger.

          This Agreement shall be binding on my heirs, legal representatives and successors.

                                    Very truly yours,



                                    ------------------------------------



Accepted as of the ------ day of ----------------, 1995.

MERCANTILE BANCORPORATION INC.



By:-------------------------------------

                             EXHIBIT B

                   OFFICER/DIRECTOR CERTIFICATE
                   ----------------------------


          The undersigned,       [Name]      ,     [Title]     of
                          -------------------  ---------------
Southwest Bancshares, Inc., a Missouri corporation ("Southwest"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation ("Ameribanc"), and
Southwest dated      *     , 1995, including the schedules and
                -----------
exhibits thereto (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Southwest that the merger of Southwest with and into Ameribanc (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

          The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF
Southwest, that:

               (1) The fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received by each Southwest shareholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the

Southwest common stock, par value $10.00 per share ("Southwest
Common Stock"), surrendered in the Merger by each such shareholder.

               (2) [To be modified with a knowledge qualifier if sufficient shareholders execute Exhibit C.] There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 1% or more of the Southwest Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of Southwest Common Stock to sell, exchange or otherwise dispose of a number of shares of MBI Common Stock received by such holders in the Merger that would reduce such holders' ownership of MBI Common Stock to a number of shares having a value, as of the date on which the Merger is consummated (the "Effective Date"), of less than 50 percent of the value of all of the formerly outstanding Southwest Common Stock as of the Effective Date. For purposes of this representation, shares of Southwest Common Stock exchanged for cash or other property or exchanged for cash in lieu of fractional shares of MBI Common Stock will be treated as outstanding on the Effective Date. Moreover, all shares of Southwest Common Stock and/or shares of MBI Common Stock held by Southwest shareholders and otherwise sold, redeemed or disposed of before or after the Effective Date will be taken into account in making this representation.

               (3) Southwest will transfer to Ameribanc in the Merger assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by

Southwest immediately prior to the Merger. For purposes of this representation, Southwest assets used to pay dissenters or to pay shareholders who receive cash, and Southwest assets used to pay expenses of the Merger or to fund any redemption or distribution within 24 months before the Merger (except for regular, normal dividends) shall be included as assets of Southwest held immediately prior to the Merger. For purposes of this representation, any asset of Southwest or any other member of Southwest's "affiliated group" (as the quoted term is defined in Code section 1504) (the "Southwest Affiliated Group") that is disposed of within 24 months before the Merger other than in the ordinary course of business also shall be included as an asset of Southwest held immediately prior to the Merger.

               (4) Before the Merger, Southwest will not have outstanding any warrants, options, convertible securities or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Southwest that, if exercised or converted after the Merger, would affect MBI's retention of control of Ameribanc (within the meaning of section 368(c) of the Code).

               (5) At the time of the Merger and except with regard to Transaction Costs (as defined below), each liability of Southwest and each liability to which an asset of Southwest is subject will have been incurred by Southwest in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the time of the Merger and except with regard to Transaction Costs, Southwest will not, directly or indirectly, have paid (or loaned) any amount or incurred any liability to or for the benefit of, or assumed or cancelled any liability of, any Southwest shareholder in connection with the Merger. For purposes of this representation, (a) the term "Southwest" shall be deemed also to refer to each other member of the Southwest Affiliated Group, (b) the term "liability" shall include any undertaking to pay or to cause the reduction, release or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Southwest shareholder or to cause by other means the release of such guaranty), and (c) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any, (ii) for legal, accounting and investment banking and/or advisor services rendered to Southwest or any other member of the Southwest Affiliated Group, if any, and (iii) as compensation to any employee of Southwest or any other member of the Southwest Affiliated Group for services rendered in the ordinary course of his or her employment.

               (6)   Expenses, if any, that are incurred in
connection with the Merger and are properly attributable to Southwest's shareholders will be paid by those shareholders and not by Southwest. Southwest will pay its own expenses that are incurred in connection with the Merger, except for those printing, mailing and filing expenses described in Section 5.06 of the Agreement.

               (7) No indebtedness between Southwest or any other member of the Southwest Affiliated Group, on the one hand, and Ameribanc or MBI or any other member of MBI's "affiliated group" (defined as above), on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between Southwest, on the one hand, and Ameribanc, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

               (8)   The fair market value of the assets of
Southwest to be transferred to Ameribanc will exceed the sum of the amount of liabilities to be assumed by Ameribanc, plus the amount of liabilities, if any, to which the assets to be transferred are subject.

               (9) The payment of cash in lieu of fractional shares of MBI Common Stock will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Southwest shareholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Southwest shareholders in exchange for their shares of Southwest Common Stock. The fractional share interests of each Southwest shareholder will be aggregated, and no Southwest shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

               (10) None of the compensation paid or accrued before the Merger to or for the benefit of any Southwest shareholder-employee will be separate consideration for, or allocable to, any of their shares of Southwest Common Stock; none of the shares of MBI Common Stock received in the Merger by any Southwest shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Merger to or for the benefit of any Southwest shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

               (11) Except for dispositions to be made in the ordinary course of business, Southwest is aware of no plan or intention to sell or otherwise dispose (whether by dividend distribution or otherwise) of (a) any assets of Southwest acquired in the Merger, or (b) any assets of any other member of the Southwest Affiliated Group.

               (12) All payments made to dissenters and all cash payments made in lieu of fractional shares of MBI Common Stock will be funded with assets of MBI. No such payments will be funded with Southwest assets.

          The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Southwest this ----- day of ---------------, 1995.





                                    SOUTHWEST BANCSHARES, INC.



                                    By-------------------------------

                             EXHIBIT C

                      SHAREHOLDER CERTIFICATE
                      -----------------------

          The undersigned shareholder of Southwest Bancshares, Inc., a Missouri corporation ("Southwest"), [SHAREHOLDER'S NAME],
                                           ---------------------
a holder of   *    shares of Southwest common stock, par value
           -------
$10.00 per share ("Southwest Common Stock"), HEREBY CERTIFIES that
(a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri
corporation ("Ameribanc"), and Southwest dated     *    , 1995, and
                                               ---------
(b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Southwest that the merger of Southwest with and into Ameribanc (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and (ii) the representations and undertaking recited herein will survive the Merger.

          The undersigned HEREBY FURTHER CERTIFIES that (a) the undersigned has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received in the Merger, with the exception of any fractional share of MBI Common Stock to be exchanged for cash pursuant to the Merger, and (b) except as otherwise set forth by the undersigned on an attachment hereto, the undersigned is not aware that any other holder of Southwest Common Stock has any plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the MBI Common Stock to be received in the Merger, with the exception of fractional shares of MBI Common Stock to be exchanged for cash pursuant to the Merger.

          The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

          IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative, this ----- day of ---------------, 1995.





                                   ----------------------------------

                             EXHIBIT D


     [Letterhead of counsel of Mercantile Bancorporation Inc.]


     (a) Mercantile and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing in all jurisdictions where the ownership or leasing of its respective properties or the conduct of its business requires it to be so qualified, except, with respect to subsidiaries of Mercantile other than ABNK, where the failure to be so qualified would not have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole. Mercantile and ABNK are each registered as bank holding companies with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.

     (b) Mercantile and each of its subsidiaries possesses all corporate power to own and operate its respective properties and to carry out its respective business as and where the same is now being conducted.

     (c) Mercantile and ABNK each have the corporate power and authority to enter into and deliver the Merger Agreement and to carry out its obligations thereunder.

     (d) The Merger Agreement has been duly authorized by all necessary corporate action of Mercantile and ABNK, respectively, and such Merger Agreement constitutes a valid and binding obliga-tion of Mercantile and ABNK that is enforceable against Mercantile and ABNK, as the case may be, in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorgani-zation or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

     (e) The execution, delivery and performance by Mercantile or ABNK of the Merger Agreement or the consummation of the Merger, or compliance by Mercantile or ABNK with any of the provisions of the Merger Agreement, will not: (i) violate, conflict with or result in a breach of any of the provisions of, or constitute a default (or event which, with notice or the lapse of time, or both, would constitute a default) under, or result in the termination of, or result in the right to termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the respective properties of Mercantile or ABNK under any of the terms, conditions or provisions of: (A) the respective Articles of Incorporation or By-laws of Mercantile or ABNK or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or ABNK or any of their respective properties or assets may be subject and which is material to Mercantile and its subsidiaries taken as a whole, or (ii) to the best of our knowledge, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or ABNK, or any of their respective properties or assets and which is material to Mercantile and its subsidiaries taken as a whole.

     (f) Except as received prior to the date hereof, no notice to, filing with, exemption or review by or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile or ABNK of the Merger as contemplated by the Merger Agreement other than articles and certificates of merger.

     (g) To the best of our knowledge, the authorized and issued capital of Mercantile conforms to the description thereof contained in Section 3.03 of the Merger Agreement. To the best of our knowledge, except as set forth in the Merger Agreement or in the schedules thereto, there are no options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Mercantile, or contracts, commitments, understandings or arrangements by which Mercantile is or may become bound to issue additional shares of capital stock, or options, warrants or rights to purchase or acquire any additional shares of capital stock of Mercantile. To the best of our knowledge, all of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid and nonassessable by Mercantile and none of such shares have been issued in violation of any preemptive or similar right of any shareholder of Mercantile. The shares of Mercantile Common Stock to be issued pursuant to the Merger Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable by Mercantile, and none of such shares will be subject to preemptive or other similar rights.

     (h) To the best of our knowledge, neither Mercantile nor ABNK is the subject of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

     (i) To the best of our knowledge, there is no litigation, proceeding or controversy before any court or governmental agency whether federal, state or local, pending or threatened, that is likely to have a material and adverse effect on the business, results of operations or financial condition of Mercantile and the Subsidiaries, taken as a whole.

                             EXHIBIT E

       [Letterhead of counsel of Southwest Bancshares, Inc.]

     (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where the ownership or leasing of its properties or the conduct of its business require Seller to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. Seller is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     (b) Bank is a Missouri chartered banking corporation duly organized, validly existing and in good standings under the laws of the State of Missouri.

     (c) Seller and Bank each possesses all corporate power to own and operate its respective properties and to carry out its business as and where the same is now being conducted.

     (d) Seller has the corporate power and authority to enter into and deliver the Merger Agreement and to carry out its obligations thereunder.

     (e) The Merger Agreement has been duly authorized by all necessary corporate action of Seller, and such Merger Agreement constitutes a valid and binding obligation of Seller that is enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorgani-zation or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

     (f) The execution, delivery and performance by Seller of the Merger Agreement or the consummation of the Merger, or compliance by Seller with any of the provisions of the Merger Agreement will not (i) violate, conflict with or result in a breach of any of the provisions of, or constitute a default (or event which, with notice or the lapse of time, or both, would constitute a default) under, or result in the termination of, or result in the right to termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the respective properties of Seller under any of the terms, conditions or provisions of: (A) its Certificate of Incorporation or By-laws, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation known to us to which either Seller or any of the Seller Subsidiaries or their respective properties or assets may be subject and which is material to Seller and the Seller Subsidiaries taken as a whole, or
(ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation known to us which is applicable to Seller or any of the Seller Subsidiaries, or any of their respec-tive properties or assets and which is material to Seller and the Seller Subsidiaries taken as a whole.

     (g) Except as made or received prior to the date hereof, no notice to, filing with, exemption or review by or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the Merger as contemplated by the Merger Agreement other than articles and certificates of merger.

     (h) The authorized capital stock of Seller consists of 100,000 shares of Seller common stock, $10.00 par value ("Seller Common Stock"), of which, as of the date hereof, 35,981 shares were issued and outstanding. To the best of our knowledge, except as set forth in the schedules to the Merger Agreement, there are no options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Seller, or contracts, commitments, understandings or arrangements by which Seller is or may become bound to issue additional shares of capital stock, or options, warrants or rights to purchase or acquire any additional shares of capital stock of Seller. To the best of our knowledge, all of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable by Seller and none of such shares have been issued in violation of any preemptive or similar right of any shareholder of Seller.

     (i) Seller is the owner of record of all of the issued and outstanding shares of Common Stock of the Seller Subsidiaries, except for directors' qualifying shares. To the best of our knowledge, there are no options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of any of the Seller Subsidiaries, or contracts, commitments, understandings or arrangements by which any of the Seller Subsidiaries is or may become bound to issue additional shares of capital stock, or options, warrants or rights to purchase or acquire any additional shares of capital stock of such entity. To the best of our knowledge, all of the issued and outstanding shares of common stock of each of the Seller Subsidiaries is validly issued, fully paid and nonassessable by each such subsid-iary and none of such shares have been issued in violation of any preemptive or similar right of any shareholder of such entity.

     (j) To the best of our knowledge, neither Seller nor any of the Seller Subsidiaries is the subject of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

     (k) To the best of our knowledge, there is no litigation, proceeding or controversy before any court or governmental agency whether federal, state or local, pending or threatened, that is likely to have a material and adverse effect on the business, results of operations or financial condition of Seller and the Seller Subsidiaries taken as a whole.